UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020 (July 8, 2020)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 8, 2020, Wuhan Kingold Jewelry Co., Limited (“Wuhan Kingold”), a contractually controlled affiliate of Kingold Jewelry Inc. (the “Company”) received a Notice of Acceleration of Repayment Obligations (the “Notice”) from Bank of Zhangjiakou dated July 1, 2020 that an event of default has occurred with respect to a loan agreement entered into between Wuhan Kingold and Bank of Zhangjiakou.

On September 16, 2019, Wuhan Kingold entered into a Working Capital Loan Agreement with Zhangjiakou Bank for a loan of approximately $25.2 million (RMB 180 million). The purpose of this loan was to provide working capital for Wuhan Kingold to purchase gold as raw material. The term of the loan was one year with a maturity date of September 15, 2020. The loan bears fixed interest at 0.625% per month (7.5% per year), and the monthly interest is due on the 21st date of each month. An additional penalty interest will be applied to any unpaid monthly interest. The outstanding balance of loan principal and any remaining interest due must be paid at maturity. The agreement also provided that the bank has the right to accelerate repayment upon a default in interest payments. The loan is secured by 747 kilograms of gold in aggregate with the agreed carrying value of approximately $32.0 million (RMB 228.7 million) and is personally guaranteed by the CEO and Chairman of the Company.

The Notice states the outstanding balance of the unpaid interest due from February to June 2020 was RMB 5.7 million in aggregate. In the Notice, the bank declares that the entire loan shall be due and payable within three days of the delivery of the Notice, including RMB 180 million in principal and all unpaid interest.

Item 8.01	Other Events.

Business Operations of Wuhan Kingold. Wuhan Kingold’s operations have been significantly impacted by the disclosed loan defaults, related loan disputes, various legal proceedings and the resulting freezing of bank accounts. Further, as previously disclosed, its jewelry production had been halted in January through early April 2020 as a result of the COVID-19 outbreak. After Wuhan’s lockdown was lifted in April, Wuhan Kingold resumed its operations, albeit on a much smaller scale. The jewelry production has been limited to customized production, and the factory processes customized products for customers who supply gold to the Company, with virtually no branded production. Revenue generated from the customized product sale has historically counted only a small percentage of the total revenue, and such small revenue amount from recent sales has not been immediately paid by some customers and the unpaid portion is recorded as accounts receivable by the Company. Wuhan Kingold has granted to the delinquent customers a grace period from one to three months for making the payment given its long time relationships with those customers and Wuhan Kingold’s recent challenges. Factory production headcount has decreased from hundreds of employees to approximately 60 employees as of the date of this report. Employee salaries have mostly been funded by borrowings from an affiliated entity and paid through an employee’s personal bank account.

Legal Proceedings. In connection with various loan disputes with multiple lenders as disclosed in the current reports filed in July 2020, Wuhan Kingold and the Company’s CEO and Chairman of the Board, Mr. Zhihong Jia, have been involved in several legal proceedings.

Anxin Litigation Update. As previously disclosed, in February 2020, Anxin Trust Co., Ltd. (“Anxin Trust”) filed a lawsuit against Wuhan Kingold and the Company’s CEO in connection with the loan dispute arising from the loan agreement Wuhan Kingold entered into with Anxin Trust on January 29, 2016, and related extension and supplemental agreements. In April 2020, the plaintiff amended its complaint to add an additional defendant, Wuhan Kingold Industrial Group Co., Ltd, a related party to the Company, to the case and to change the outstanding balance of the due and payable amount under the loan from approximately RMB 0.39 billion in interest to a total of approximately RMB 2.3 billion including approximately RMB 2.0 billion of loan principal. This loan dispute suit is pending with the Shanghai Financial Court (the “Financial Court”). To preserve the defendants’ assets pending the outcome of the trial, in May 2020, the Financial Court issued a ruling and ordered to freeze the defendants’ assets of an aggregate value of approximately RMB 1.9 billion, including bank deposits, real property or personal property. At present, the parties’ suit regarding venue change is pending with the Shanghai High People’s Court and no hearing has been scheduled as of the date of this report.

Enforcement Orders by Court. Wuhan Intermediate People’s Court and Shandong Yantai Intermediate People’s Court have issued multiple orders to enforce Wuhan Kingold’s repayment obligations in accordance with the loan agreements and its performance of the remedy provisions as provided in the agreements upon the occurrence of default events. Such court orders were issued based on the official certification provided by several notary public offices in China certifying that the loan agreements between Wuhan Kingold and the lenders were valid and legally enforceable under Chinese law. In addition, the court orders also directed Wuhan Kingold to report the information regarding all of its assets to the courts.

Government Investigation. An investigation has been launched in Wuhan into the facts related to certain allegations regarding the adequacy and integrity of gold in the control of the lenders that was used as collateral to secure the loans Wuhan Kingold borrowed from those lenders under the relevant loan agreements.

Frozen Bank Accounts. All of Wuhan Kingold’s bank accounts have been frozen in connection with and as a result of various legal proceedings.

Special Committee Update. As previously disclosed, a special committee of the Board (the “Special Committee”) has been established to oversee an internal investigation into certain issues raised to the Board’s attention related to allegations in recent news articles that the gold pledged as collateral by Wuhan Kingold to secure certain loans was not pure gold (the “Internal Investigation”). However, the Special Committee is at present unable to retain independent advisors to conduct the Internal Investigation, because the Special Committee has been advised by the Company management that substantially all of the Company’s bank accounts have been frozen and as a result, the Special Committee is unable to access funds to retain advisors to conduct the investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Yi Huang
	Name:	Yi Huang
	Title:	Acting Chief Financial Officer

Date: July 14, 2020